SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement              [_] Confidential, for Use of the
                                                  Commission Only (as permitted
[_]  Definitive Proxy Statement                   by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section
     240.14a-12


                           GULF COAST OIL & GAS, INC.
  ---------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

  ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         (1) Title of each class of securities to which transaction applies:

     ----------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

     ----------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

     ----------------------------------------------------------------------

         (5) Total fee paid:

     ----------------------------------------------------------------------

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

     ----------------------------------------------------------------------


         (2) Form, Schedule or Registration Statement No.:

     ----------------------------------------------------------------------


         (3) Filing Party:

     ----------------------------------------------------------------------


         (4) Date Filed:

     ----------------------------------------------------------------------

Notes:

                                PRELIMINARY COPY

                           Gulf Coast Oil & Gas, Inc.
                                 584 San Felipe
                                   Suite 1700
                                Houston, TX 77057
                                 (604) 876-7157

To our Stockholders:

         The Board of Directors has approved, and is requesting your approval of an amendment to the Company's articles of incorporation increasing the number of authorized shares of Company common stock. The Company's Articles of Incorporation currently authorize the issuance of 500,000,000 shares of common stock. The Company needs to increase the number of authorized shares of common stock in order to have an adequate reserve of common stock available for issuance upon exercise of outstanding convertible securities and for future issuance in equity financings.

         The Board of Directors unanimously recommends that the stockholders approve the proposed amendment, which is more fully described in the accompanying materials. Toward that end, the Board asks that you complete, sign and return the enclosed consent form by April__, 2006. Your consent is important, since approval of the amendment requires the execution of written consents on behalf of the holders of a majority of the outstanding shares of common stock. As a result, if you do not return a properly completed and signed consent, you will effectively be voting against the amendment.

         The consent that the Board of Directors is soliciting will allow the Company to proceed with the proposed amendment to the articles of incorporation without the necessity of convening a special meeting of stockholders.

         Please take a moment to review the materials and to complete, sign and return your consent.


Very truly yours,


Rahim Rayani
Chief Executive Officer

March__, 2006

                                PRELIMINARY COPY

                           Gulf Coast Oil & Gas, Inc.
                                 584 San Felipe
                                   Suite 1700
                                Houston, TX 77057
                                 (604) 876-7157

                              Consent Solicitation

                                 March __, 2006

This consent solicitation contains important information relating to a proposed amendment to the articles of incorporation of Gulf Coast Oil & Gas, Inc. to increase its authorized common stock from 500,000,000 to 1,000,000,000 shares. The Board of Directors is recommending approval of the amendment.

         The following pages include information on:

         * the proposed amendment to the articles of incorporation (questions 1 to 3);

         * procedures for the consent solicitation (questions 4 to 11);

         * current stock ownership and other matters relating to the Company (questions 12 and 13).

         This consent solicitation was first mailed to stockholders on March __, 2000. Stockholders are requested to return their consent forms by April __, 2006.

                   AMENDMENT OF THE ARTICLES OF INCORPORATION


1. What is the proposed amendment to the Articles of Incorporation?

         The Company's articles of incorporation currently authorize the issuance of a total of 600,000,000 shares, composed of 500,000,000 shares of common stock, par value $0.001 per share, and 100,000,00 shares of preferred stock, par value $0.001 per share. The proposed amendment will increase the total number of authorized shares to 1,100,000,000 and the number of shares of common stock authorized to 1,000,000,000. The amendment will modify the first paragraph of Article Two of the Articles of Incorporation to read as follows:

         "ARTICLE 2 (SHARES) : The total number of shares of stock which the Corporation shall have authority to issue is 1,100,000,000 shares, composed of 1,000,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 100,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock")."

         Each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized common stock. The new shares, like the currently authorized shares, will not have preemptive rights. The amendment will not change the par value of the common stock.

         The amendment will not change the currently authorized number of shares of preferred stock, which will remain set at 100,000,000. No shares of preferred stock are issued and outstanding.

2. Why is the amendment necessary?

                       INCREASE IN AUTHORIZED COMMON STOCK

The Amendment will increase the authorized shares of Common Stock from 500,000,000 to 1,000,000,000. The Company needs to increase the number of authorized shares of Common Stock in order to have an adequate reserve of Common Stock available for issuance upon conversion of existing convertible securities and exercise of outstanding warrants (see "Outstanding and Issuable Securities"). The Company also needs to increase the number of authorized shares of Common Stock in order to have an adequate reserve of Common Stock available for future issuance in equity financings.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes such as raising capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes. It is anticipated that such purposes may include the issuance for cash as a means of obtaining capital for use by the Company, issuance in exchange for debt or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

The Company has no current plan or commitment to issue shares of Common Stock for purposes other than those discussed above or described below in "Outstanding and Issuable Securities".

                       OUTSTANDING AND ISSUABLE SECURITIES

At March 10, 2006, the Company had outstanding 119,536,793 shares of Common Stock, no shares of Preferred Stock, and the following convertible securities, warrants, options and commitments to issue Company securities:

CONVERTIBLE DEBENTURES

On February 1, 2006, we entered into a Securities Purchase Agreement with Cornell Capital, Ltd., Certain Wealth, Ltd., and TAIB Bank, B.S.C.(c) (the "Buyers") pursuant to which the Buyers agreed to purchase secured convertible debentures in the principal amount of $2,000,000 (the "Debentures"). On February 2, 2006 we sold and issued $1,000,000 in principal amount of Debentures to the Buyers (the "First Closing").

In connection with the Securities Purchase Agreement, we issued Cornell Capital five-year warrants to purchase 30,000,000 shares of our common stock at the following exercise prices: 7,500,000 at $0.02 per share, 7,500,000 at $0.03 per share, 5,000,000 at $0.04 per share, 5,000,000 at $0.05 per share, and 5,000,000 at $0.06 per share (the "Warrants").

The Debentures are convertible at the option of the Buyers any time up to maturity into shares of our common stock, par value $0.001 per share, at the price per share equal to the lesser of (a) $.02916 (the "Fixed Price") or (b) an amount equal to eighty percent (80%) of the lowest volume weighted price of our common stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the conversion date, which may be adjusted pursuant to the other terms of the Debentures (the "Issuance Formula").

We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), that includes the shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants, by March 4, 2006, and to use our best efforts to have the Registration Statement declared effective by the SEC by May 3, 2006. Pursuant to the Securities Purchase Agreement, we are obligated to register for resale a number of shares of common stock equal to five times the number of shares that would be issuable on the Closing Date pursuant to the Issuance Formula. Thus, we are obligated to register a total of 514,403,292 shares of common stock for issuance under the Debentures, and 30,000,000 for issuance under the Warrants. We have agreed to pursue the Amendment to our Certificate of Incorporation to increase the authorized shares to permit the issuance by the Company of the number of shares it is required to register under the Securities Purchase Agreement.

The Buyers are, subject to compliance with certain customary conditions precedent, obligated to purchase an additional $1,000,000 of principal amount of Debentures two (2) days before we file a Registration Statement covering the shares issuable upon conversion of the Debentures and Warrants with the Securities and Exchange Commission.


3. How will the additional authorized common stock be used?


         The initial authorized common stock will be used until such time as the application of the Issuance Formula upon conversion of the Debentures and the exercise of the warrants requires the Company to issue more than the 500,000,000 shares currently authorized. The Company has no current plan or commitment to issue shares of stock for purposes other than those discussed above.

         The additional authorized shares could be used to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in opposing a takeover bid or a solicitation in opposition to management. The Company is not currently aware of any effort to obtain control of the Company, and has no plans to use the new shares for purposes of discouraging any such effort.

                            THE CONSENT SOLICITATION


4. Who is being asked to approve the amendment?

         Only stockholders of record at the close of business on March 10, 2006 are entitled to execute and deliver consents with respect to the proposed amendment. On that date, there were 119,536,793 shares of Company common stock outstanding. Each share is entitled to one consent.

5. What level of approval is required for the amendment?

         Approval of the amendment will require the execution and delivery to the Company of written consents on behalf of the holders of an absolute majority of the issued and outstanding shares of the Company's common stock.

6. What are the consequences to the Company if the amendment is not approved?

         If the amendment is not approved in connection with this consent solicitation, the Company will not meet one of the conditions precedent to receiving the additional investment of $1,000,000 under the Securities Purchase Agreement. The Company would then file (or amend before effectiveness) its registration statement to register fewer shares (one half of the 514,403,292, or 257,201,646, plus 30,000,000 covered by the warrants, or a total of 287,201,646 shares of common stock).

7. How do I consent to the amendment?

         You may consent to the proposed amendment with respect to your shares by completing and signing the enclosed consent form and returning it to the Company on or before the final consent date (as described under question 8 below).

         If your shares are held in "street name," your broker or nominee may authorize consent on your behalf if you do not direct your broker or nominee not to do so.

         Please note that not returning your consent or abstaining from the vote has the same impact as disapproving the amendment, since approval of the amendment requires written consent on behalf of the holders of an absolute majority of the common stock outstanding and entitled to vote, rather than simply a majority of those who actually execute and deliver consents.

8. What is the deadline for delivering my consent?

         The Board of Directors has set April ___, 2006 as the targeted final date for receipt of consents. If the Company has received consents on behalf of the holders of a majority of the Company's common stock by that date, the consent solicitation will expire, and the Company will proceed with the amendment of the certificate of incorporation.

         The Board of Directors has reserved the right to extend the final date for receipt of consents beyond April___, 2006 in the event that the requisite majority approval has not been obtained by that date. Any such extension may be made without notice to individual stockholders.

9. Is my consent irrevocable?

         No. Even after you have submitted your consent form, you may file with the Secretary of the Company a notice of revocation or a subsequently dated consent form at any time before the final consent date.

10. What is the recommendation of the Board of Directors?

         The sole director has approved the amendment of the articles of incorporation and believes that the amendment is in the best interest of the Company and its stockholders. Accordingly, the sole Board member recommends that stockholders consent to the amendment.

11. How are costs of this solicitation being borne?

         All of the costs of this consent solicitation will be paid by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit consents. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the internet. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                             ADDITIONAL INFORMATION

17. What is the Stock Ownership?

The following table gives information about the ownership of Company common stock as of March 10, 2006 by the directors, the chief executive officer, the four most highly compensated other executive officers and the executive officers and directors as a group and beneficial owners of more than 5% of the Company's common stock.

Name and Address                        Number of Shares
of Beneficial Owner(1)                Beneficially Owned        Percent of Class
------------------------------      ---------------------      -----------------
Rahim Rayani                            16,500,000                   13.8%
All Directors and Officers as           16,500,000                   13.8%
a Group (1 person)

(1) The address of Mr. Rayani is c/o Gulf Coast Oil & Gas, Inc., 5847 San Felipe, Houston Texas 77057

18. How can I obtain more information about the Company?

         The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by the Company at the SEC's public reference rooms in Washington, D.C., New York City, and Chicago, Illinois. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. You may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Corporate Secretary, c/o Gulf Coast Oil & Gas, Inc., 5847 San Felipe, Houston, Texas 77057.

                                            By order of the Board of Directors,




                                                     Rahim Rayani
                                                  Corporate Secretary


March __, 2006

                                [Form of Consent]


   ==========================================================================

                                PRELIMINARY COPY

Please mark vote as in example / X /

                           Gulf Coast Oil & Gas, Inc.
                                  Consent Card
                  Solicited on Behalf of the Board of Directors

The undersigned hereby takes the following action with respect to all of the shares of Gulf Coast Oil & Gas, Inc. common stock that the undersigned is entitled to vote:

Consents    Does Not Consent   Abstains         To the amendment of the
                                                Certificate of  Incorporation
                                                of Gulf Coast Oil & Gas, Inc. to
                                                increase the authorized number
                                                of shares of common stock to
  [ ]             [ ]            [ ]            1,000,000,000




The Board of Directors unanimously recommends giving consent to the amendment.

Marking the box "CONSENTS" constitutes your written consent to the amendment. However, if no box is marked, your signature below will evidence your written consent to the amendment as recommended by the Board of Directors.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                                  Date:
           --------------------------------      -----------------------------



Signature:                                  Date:
           --------------------------------      -----------------------------